SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2002

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

1-12082

(Commission File Number)

Delaware	13-0853260

(State or Other Jurisdiction	(I.R.S. Employer

of Incorporation)	Identification Number)

115 River Road

Edgewater, New Jersey	07020

(Address of Principal	(Zip Code)

Executive Offices)

Registrant’s telephone number, including area code: (201) 863-7300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Exhibit 20.1 – Slides which accompanied a presentation by Thomas C. Shull, the Chairman of the Company’s Board of Directors and the Company’s President and Chief Executive Officer, which followed the Annual Meeting of Shareholders on May 16, 2002.

ITEM 9. REGULATION FD DISCLOSURE.

         Hanover Direct, Inc. (the “Company”) held its 2002 Annual Meeting of Shareholders on May 16, 2002. Exhibit 20.1 is the slides which accompanied a presentation by Thomas C. Shull, the Chairman of the Company’s Board of Directors and the Company’s President and Chief Executive Officer, which followed the meeting:

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.

(Registrant)

May 20, 2002	By:	/s/ Edward M. Lambert

	Name:	Edward M. Lambert

	Title:	Executive Vice President and

Chief Financial Officer